UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 14, 2016

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

660 W. Germantown Pike, Suite 110 Plymouth Meeting, Pennsylvania		19462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2016, we entered into collaborative research agreements (CRAs) with the Wistar Institute for preventive and therapeutic DNA-based immunotherapy applications and products for cancers and infectious diseases developed by David B. Weiner, Ph.D., and his Wistar laboratory. The CRAs relate to research in the field of DNA encoding monoclonal antibodies targeting pathogenic viruses and bacteria and immunomodulatory agents, and the field of consensus immunogens for viral vaccines. We will fund the research and will have the exclusive right to in-license new intellectual property developed in this collaboration. The initial term of the CRAs is five years, unless earlier terminated pursuant to the terms of the CRAs, which term may be extended or renewed by mutual written agreement.

Dr. Weiner will serve as principal investigator under the CRA’s. Dr. Weiner serves on our Board of Directors and is Chair of our Scientific Advisory Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: March 18, 2016